UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2019

Camden National Corporation (Exact name of registrant as specified in its charter)

Maine	01-28190	01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Elm Street, Camden, Maine	04843
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 236-8821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2019 Annual Meeting of Shareholders of Camden National Corporation was held on April 30, 2019 at the Point Lookout Resort and Conference Center, The Summit, 67 Atlantic Highway, Northport, Maine. At the Annual Meeting, there were present in person or by proxy 14,119,366 shares of the Company’s common stock, representing approximately 90% of the total outstanding eligible votes. The following is a brief description of each matter voted on at the Annual Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each matter.

1.  Election of four persons to the Board of Directors, each to serve a three-year term and until his or her successor is elected and qualified:

	For	Against	Abstain	Broker Non-Vote
Craig N. Denekas	11,627,225	135,812	9,974	2,346,355
David C. Flanagan	11,537,059	229,124	6,829	2,346,354
Marie J. McCarthy	11,663,854	101,586	7,571	2,346,355
James H. Page, Ph.D.	11,606,665	158,816	7,531	2,346,354
The majority of votes cast voted to elect the four named persons above to the Board of Directors.

2.  Non-binding advisory vote on the compensation of the Company’s named executive officers (“Say-on-Pay”):

For	Against	Abstentions	Broker Non-Vote
11,247,375	286,150	239,486	2,346,355
The majority of votes cast at the Annual Meeting voted to approve the compensation of the Company’s named executive officers.

3.  Ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019:

For	Against	Abstentions
14,059,339	43,865	16,162
The majority of votes cast at the Annual Meeting voted to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2019

CAMDEN NATIONAL CORPORATION (Registrant)

By:	/s/ DEBORAH A. JORDAN
Deborah A. Jordan Chief Operating Officer, Chief Financial Officer, and Principal Financial & Accounting Officer